                                                                    EXHIBIT 10.1





                          DEVELOPMENT FINANCE AGREEMENT




              ----------------------------------------------------





                            Harken Energy Corporation

                                       and

          EnCap Energy Capital Fund III, L.P., EnCap Energy Capital
                              Fund III-B, L.P.,
                           BOCP Energy Partners, L.P.
                                       and
                      Energy Capital Investment Company PLC





              ----------------------------------------------------






                                October 17, 1997

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I  Definitions and References.............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      References and Titles..................................................................6

ARTICLE II  Advancement of Capital................................................................................7
         Section 2.1.      Advances...............................................................................7
         Section 2.2.      Use of Proceeds........................................................................7

ARTICLE III  Net Profits Interest.................................................................................8
         Section 3.1.      Net Profits Interest...................................................................8
         Section 3.2.      Establishment..........................................................................8
         Section 3.3.      Credits................................................................................8
         Section 3.4.      Debits................................................................................10
         Section 3.5.      Additional Account Matters............................................................12
         Section 3.6.      Accounting............................................................................13
         Section 3.7.      Payments..............................................................................13
         Section 3.8.      Overpayments and Underpayments........................................................14
         Section 3.9.      Prudent Operator Standard.............................................................14
         Section 3.10.     Sales of Subject Hydrocarbons.........................................................15
         Section 3.11.     Insurance.............................................................................15
         Section 3.12.     Contracts with Affiliates.............................................................15
         Section 3.13.     Government Regulation.................................................................15
         Section 3.14.     Abandonments..........................................................................16
         Section 3.15.     Pooling and Unitization...............................................................16
         Section 3.16.     Non-consent Operations................................................................16
         Section 3.17.     No Personal Liability; Indemnification................................................17
         Section 3.18.     Access to Books and Records...........................................................17

ARTICLE IV  Investors Exchange...................................................................................18
         Section 4.1.      Exercise of Investors' Option.........................................................18
         Section 4.2.      Number of Common Shares...............................................................19
         Section 4.3.      Issuance of Common Shares.............................................................19
         Section 4.4.      Reduction of Designated Percentage....................................................19
         Section 4.5.      Owner's Cash Option...................................................................20

ARTICLE V  Owner Exchange........................................................................................20
         Section 5.1.      Exercise of Owner's Option............................................................20
         Section 5.2.      Number of Common Shares...............................................................20
         Section 5.3.      Amount of Cash........................................................................21
         Section 5.4.      Issuance of Common Shares.............................................................21

         Section 5.5.      Elimination of Designated Percentage..................................................21

ARTICLE VI  Issuance of Additional Common Shares.................................................................22
         Section 6.1.      Issuance of Additional Shares.........................................................22
         Section 6.2.      Certain Definitions...................................................................22

ARTICLE VII  Owner Representations, Warranties and Covenants.....................................................24
         Section 7.1.      Organization and Corporate Authority..................................................24
         Section 7.2.      Qualification to do Business..........................................................24
         Section 7.3.      Charter, Bylaws, Etc..................................................................24
         Section 7.4.      Capitalization........................................................................25
         Section 7.5.      Finders' Fees.........................................................................25
         Section 7.6.      Authority of Owner....................................................................25
         Section 7.7.      Non-Contravention.....................................................................25
         Section 7.8.      Governmental Consents.................................................................26
         Section 7.9.      Reports and Financial Statements of Owner.............................................26
         Section 7.10.     Disclosure............................................................................26
         Section 7.11.     Owner's Common Shares.................................................................27
         Section 7.12.     Association Contracts.................................................................27
         Section 7.13.     Ownership of Harken Colombia..........................................................27
         Section 7.14.     Certain Tax Matters...................................................................28
         Section 7.15.     Absence of Bankruptcy Proceedings.....................................................28
         Section 7.16.     Offering..............................................................................28
         Section 7.17.     No Defaults...........................................................................28
         Section 7.18.     Litigation............................................................................28
         Section 7.19.     Compliance with Laws..................................................................29
         Section 7.20.     Compliance with Environmental Laws....................................................29
         Section 7.21.     Harken Colombia Organization and Corporate Authority..................................29
         Section 7.22.     Harken Colombia Qualification to do Business..........................................29
         Section 7.23.     Harken Colombia Charter and Bylaws....................................................30
         Section 7.24.     Harken Colombia Non-Contravention.....................................................30
         Section 7.25.     Harken Colombia Governmental Consents.................................................30
         Section 7.26.     Harken Colombia Disclosure............................................................30
         Section 7.27.     Continuing Representations and Warranties.............................................30

ARTICLE VIII  Investors Representations, Warranties and Covenants................................................31
         Section 8.1.      Organization and Partnership or Corporate Authority...................................31
         Section 8.2.      Finders' Fees.........................................................................31
         Section 8.3.      Authority of Investor.................................................................31
         Section 8.4.      Non-Contravention.....................................................................32
         Section 8.5.      Governmental Consents.................................................................32
         Section 8.6.      Investment Intent.....................................................................32
         Section 8.7.      Disclosure of Information.............................................................32
         Section 8.8.      Accredited Investor and Experience....................................................33

         Section 8.9.      Restricted Securities.................................................................33
         Section 8.10.     Legend................................................................................33
         Section 8.11.     Continuing Representations and Warranties.............................................33

ARTICLE IX  Miscellaneous........................................................................................34
         Section 9.1.      Assignment by Harken Colombia.........................................................34
         Section 9.2.      Assignment by Investors...............................................................34
         Section 9.3.      Commitment Fees.......................................................................34
         Section 9.4.      Adjustments for Consolidation, Merger, Sale of Assets,
                           Reorganization, etc...................................................................35
         Section 9.5.      Indemnification.......................................................................35
         Section 9.6.      Public Announcements..................................................................36
         Section 9.7.      Brokers...............................................................................36
         Section 9.8.      Notices...............................................................................36
         Section 9.9.      Waivers and Amendments................................................................37
         Section 9.10.     Governing Law.........................................................................37
         Section 9.11.     Binding Effect; No Assignment; No Third Party Benefit.................................37
         Section 9.12.     Entire Agreement......................................................................38
         Section 9.13.     Severability..........................................................................38
         Section 9.14.     United States Dollars.................................................................38
         Section 9.15.     Survival of Representations and Warranties............................................38
         Section 9.16.     Rights as Stockholder.................................................................38
         Section 9.17.     Counterparts..........................................................................38
         Section 9.18.     Arbitration...........................................................................38
         Section 9.19.     Consent to Jurisdiction...............................................................39
         Section 9.20.     Guaranty of Owner.....................................................................39
         Section 9.21.     Further Assurances....................................................................39
         Section 9.22.     No Partnership........................................................................40
         Section 9.23.     Expenses..............................................................................40

                          DEVELOPMENT FINANCE AGREEMENT


         THIS DEVELOPMENT FINANCE AGREEMENT (this "Agreement") is made as of the 17th day of October, 1997, by and among HARKEN ENERGY CORPORATION, a Delaware corporation (herein called "Owner"), and ENCAP ENERGY CAPITAL FUND III, L.P., a Texas limited partnership, ENCAP ENERGY CAPITAL FUND III-B, L.P., a Texas limited partnership, BOCP ENERGY PARTNERS, L.P., a Texas limited partnership, and ENERGY CAPITAL INVESTMENT COMPANY PLC, an English investment company (herein collectively called "Investors"). In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                           Definitions and References

          Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections or subsections referred to below:

         "Account" shall have the meaning assigned to it in Section 3.2.

         "Advances" shall have the meaning assigned to it in Section 2.1.

         "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with Owner and/or Harken Colombia, with the concept of control in such context meaning the possession of the power to direct or cause the direction of the management and policies of another, through the ownership of voting securities, by contract or otherwise, it being understood and agreed for the purposes of this Agreement that Owner and Harken Colombia are Affiliates of one another.

         "Agreed Rate" shall mean a rate per annum which is equal to the lesser of (a) a rate which is two percent (2%) above the prime rate of interest of Wells Fargo and Company, as announced or published by such bank from time to time or a similar rate of interest if a prime rate is not announced or published by such bank (adjusted from time to time to reflect any changes in such rate determined hereunder), or (b) the maximum rate from time to time permitted by applicable law.

         "Association Contract" shall mean (a) with respect to the Bocachico Prospect, the Bocachico Association Contract, and (b) with respect to the Cambulos A Prospect and the Cambulos B Prospect, the Cambulos Association Contract.

         "Bocachico Association Contract" shall mean that certain Bocachico Association Contract executed January 6, 1994, between Ecopetrol and Harken Colombia, together with the operating agreement attached thereto and all modifications, amendments and/or supplements heretofore or hereafter made with respect to such Association Contract or operating agreement.

         "Bocachico Prospect" shall mean the Initial Bocachico Prospect Area; provided, however, that, upon establishment of a Commercial Field, as described below, resulting from a productive Initial Well drilled on the Bocachico Prospect under the terms of this Agreement, the term "Bocachico Prospect" shall mean and include, effective as of the Effective Date on a retroactive basis, that portion of the lands covered by the Bocachico Association Contract which are included within the Commercial Field surrounding the Initial Bocachico Well or any other wells drilled by Owner or its Affiliates to explore for or develop hydrocarbons that are part of a common source of supply.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day in which banks in the State of Texas are closed.

         "Cambulos A Prospect" shall mean the Initial Cambulos A Prospect Area; provided, however, that, upon establishment of a Commercial Field, as described below, resulting from a productive Initial Well drilled on the Cambulos A Prospect under the terms of this Agreement, the term "Cambulos A Prospect" shall mean and include, effective as of the Effective Date on a retroactive basis, that portion of the lands covered by the Cambulos Association Contract which are included within the Commercial Field surrounding the Initial Cambulos A Well or any other wells drilled by Owner or its Affiliates to explore for or develop hydrocarbons that are part of a common source of supply.

         "Cambulos Association Contract" shall mean that certain Cambulos Association Contract effective November 17, 1995, between Ecopetrol and Harken Colombia, together with the operating agreement attached thereto and all modifications, amendments and/or supplements heretofore or hereafter made with respect to such Association Contract or operating agreement.

         "Cambulos B Prospect" shall mean the Initial Cambulos B Prospect Area; provided, however, that, upon establishment of a Commercial Field, as described below, resulting from a productive Initial Well drilled on the Cambulos B Prospect under the terms of this Agreement, the term "Cambulos B Prospect" shall mean and include, effective as of the Effective Date on a retroactive basis, that portion of the lands covered by the Cambulos Association Contract which are included within the Commercial Field surrounding the Initial Cambulos B Well or any other wells drilled by Owner or its Affiliates to explore for or develop hydrocarbons that are part of a common source of supply.

         "Commercial Field" shall mean a commercial field designated or accepted by Ecopetrol, or, in the absence of such a designation or acceptance by Ecopetrol, by Harken Colombia or its Affiliates, pursuant to an Association Contract. A Commercial Field shall be deemed established for purposes of this Agreement upon such designation or acceptance.

         "Commitment" shall have the meaning assigned to it in Section 2.1.

         "Common Shares" shall mean shares of the Common Stock, par value $.01 per share, of Owner, or shares of any class or classes of capital stock of Owner resulting from any reclassification or reclassifications thereof.

         For purposes of this Agreement, the "Current Market Price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices for the Common Shares for the 10 Trading Days immediately preceding the day in question. The closing price for each such Trading Day shall be the closing sales price on the principal national stock exchange or stock market on which the Common Shares are then listed, or, if not reported for such exchange or market, on the composite tape, or, in case no such sale takes place on such Trading Day, the average of the reported closing bid and asked quotations on such exchange or market, or, if the Common Shares are not listed on any national stock exchange or stock market, or no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotations System or a similar organization. Such closing prices shall be appropriately adjusted to take into account any stock split, reverse stock split or stock dividend with respect to the Common Shares that occurs within such 10-Trading Day period.

         "Designated Percentage" shall mean the percentage set forth opposite each Investor's name on Annex I hereto, subject to reduction upon Exchange(s) as provided for in Sections 4.4 and 5.5.

         "Ecopetrol" shall mean Empresa Colombiana de Petroleos, an industrial and commercial company owned by the Republic of Colombia.

         "Effective Date" shall mean the date of this Agreement.

         "Environmental Laws" shall have the meaning assigned to it in Section 7.20.

         "Exchange" shall mean the exchange of all or part of the Net Profits Interest for (a) Common Shares or cash pursuant to Investors' Option as provided for in Article IV or (b) Common Shares or cash pursuant to Owner's Option as provided for in Article V.

         "Exchange Date" shall have the respective meanings assigned to it in Sections 4.1 and 5.1.

         "Exchange Period" shall mean the period from and including the first anniversary of the Effective Date to and including the third anniversary of the Effective Date.

         "Foreign Investor" shall mean Energy Capital Investment Company PLC, an English investment company, and its successors and permitted assigns.

         "Governmental Authority" shall mean (a) the United States of America or any state within the United States of America, (b) Colombia or any political subdivision of Colombia, (c) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state within the United States of America, (d) any court or any governmental department, commission, board, bureau, agency or other instrumentality of Colombia or of any political subdivision of Colombia, and (e) in the case of the representations, warranties and covenants of the Foreign Investor, the jurisdiction of organization of the Foreign Investor or any political subdivision of such jurisdiction or any court or any governmental department, commission, board, bureau, agency or other instrumentality of such jurisdiction or political subdivision thereof.

         "Gross Proceeds" shall have the meaning assigned to it in Section 3.3.

         "Harken Colombia" shall mean Harken de Colombia, Ltd., a Cayman Islands corporation and wholly owned subsidiary of Owner, and/or, when appropriate, its branch established in Santa Fe de Bogota, D.C., Colombia, and its successors and permitted assigns.

         "Initial Bocachico Prospect Area" shall have the meaning assigned to it in Section 2.2.

         "Initial Bocachico Well" shall mean the first well drilled by Owner or its Affiliates on the Bocachico Prospect.

         "Initial Cambulos A Prospect Area" shall have the meaning assigned to it in Section 2.2.

         "Initial Cambulos A Well" shall mean the first well drilled by Owner or its Affiliates on the Cambulos A Prospect.

         "Initial Cambulos B Prospect Area" shall have the meaning assigned to it in Section 2.2.

         "Initial Cambulos B Well" shall mean the first well drilled by Owner or its Affiliates on the Cambulos B Prospect.

         "Initial Wells" shall mean the Initial Bocachico Well, the Initial Cambulos A Well and the Initial Cambulos B Well.

         "Investors" shall mean EnCap Energy Capital Fund III, L.P., a Texas limited partnership, EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership, BOCP Energy Partners, L.P., a Texas limited partnership, and Energy Capital Investment Company PLC, an English investment company, and their respective successors and permitted assigns.

         "Investors' Option" shall have the meaning assigned to it in Article
IV.

         "Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

         "Non-Affiliate" shall mean, with respect to Owner and Harken Colombia, any person who is not an Affiliate of Owner or Harken Colombia.

         "Net Profits Interest" shall have the meaning assigned to it in
Section 3.1.

         "Owner" shall mean Harken Energy Corporation, a Delaware corporation, and its successors and permitted assigns.

         "Owner's Option" shall have the meaning assigned to it in Article V.

         "Owner's SEC Filings" shall have the meaning assigned to it in
Section 7.9.

         A "person" shall mean an individual, an estate, a corporation, a partnership, a joint venture, a limited liability company, an association, a joint stock company, a government or any department or agency of a government, a trust and/or any other entity.

         "Pollutants" shall have the meaning assigned to it in Section 7.20.

         "Processing" shall mean the manufacture, fractionation, refining or other treating or transportation of Subject Hydrocarbons prior to their sale or disposition, and "Processed" shall have the meaning correlative to the foregoing.

         "Production Sales Contracts" shall mean all contracts, agreements and arrangements for the sale or disposition of Subject Hydrocarbons that may be produced from or attributable to Subject Interests, whether presently existing or hereafter created.

         The Bocachico Prospect, the Cambulos A Prospect and the Cambulos B Prospect are herein collectively called the "Prospects" and sometimes individually called a "Prospect".

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the Effective Date between Owner and Investors, entered into in connection with this Agreement.

         "Releases" shall have the meaning assigned to it in Section 7.20.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subject Hydrocarbons" shall mean (except to the extent otherwise expressly provided in this Agreement), with respect to each Prospect, all oil, gas and other minerals in and under and that may be produced, from and after the Effective Date, from the lands and depths covered by and/or included in the Subject Interests relating to such Prospect. There shall not be included in the Subject Hydrocarbons any oil, gas or other minerals (a) attributable to royalties or other similar obligations deducted or paid in kind to or for the benefit of third parties pursuant to the related Association Contract or pursuant to any applicable Law, (b) deducted, paid in kind or otherwise taken out of Harken Colombia's share of such oil, gas or other minerals and delivered to another person as reimbursement to such person for oil, gas or other minerals of such other person (i) which were previously taken by Harken
Colombia relating to the Prospect and (ii) the Gross Proceeds of which were credited to the related Account or otherwise accrued to the benefit of Investors in accordance with the provisions of Section 3.3, or (c) any hydrocarbons attributable to the interest of Ecopetrol as provided for under the terms of the Association Contract.

         "Subject Interests" shall mean (a) with respect to the Bocachico Prospect, the interest of Harken Colombia and its successors and assigns in the Bocachico Association Contract to the extent such interest covers and is attributable to the Bocachico Prospect, (b) with respect to the Cambulos A Prospect, the interest of Harken Colombia and its successors and assigns in the Cambulos Association Contract to the extent such interest covers and is attributable to the Cambulos A Prospect, and (c) with respect to the Cambulos B Prospect, the interest of Harken Colombia and its successors and assigns in the Cambulos Association Contract to the extent such interest covers and is attributable to the Cambulos B Prospect. As provided in an Association Contract, the areal extent of the related Prospect under the Association Contract may be reduced and/or the percentage interest of Harken Colombia and its successors and assigns in the oil, gas and mineral production thereunder may be reduced, and in each such case the "Subject Interests" relating to such Prospect shall be reduced to the same extent as the areal extent of such Prospect under the Association Contract and/or the interest of Harken Colombia and its successors and assigns thereunder is so reduced. No reduction shall occur, however, in the Subject Interests as a result of any sale, exchange, transfer or other disposition of all or any portion of the Subject Interests or the related Association Contract by Harken Colombia, and in such event all credits and debits to the Prospect's Account under Article III shall be made as if no such sale, exchange, transfer or other disposition had occurred and Harken Colombia was still the owner of all of the Association Contract and the Subject Interests.

         "Trading Day" shall mean any day on which the principal securities exchange or quotation system on which the Common Shares are then listed is open for trading on a regular basis.

         "Unexchanged Advances" shall mean, with respect to an Investor, the amount of the Advance made by such Investor hereunder that has not been the subject of an Exchange.

         Section 1.2. References and Titles. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.


                                   ARTICLE II

                             Advancement of Capital

         Section 2.1. Advances. Each Investor unconditionally and irrevocably agrees and commits (herein collectively called the "Commitment") to advance to Owner, on the Business Day next following the Effective Date, the amount set forth opposite such Investor's name on Annex I hereto (herein collectively called the "Advances"). Each such Advance shall be made to Owner by wire transfer of the full amount of such Advance in immediately available funds to a bank account designated by Owner. The Commitment is not in the nature of a loan to any party or a direct ownership interest in Harken Colombia, an Association Contract or any Subject Interests. Instead, the Commitment and all Advances thereof shall constitute consideration for the right to receive payments measured by the Accounts provided for in Article III, the right to exchange or have exchanged the Net Profits Interest for Common Shares or cash pursuant to Articles IV and V and the other rights and benefits provided by this Agreement.

         Section 2.2. Use of Proceeds. Owner shall use all funds from Advances to finance (a) geological, geophysical and engineering operations and studies of each Prospect, (b) the drilling, completing and equipping or abandonment of one well and related facilities on each Prospect and (c) other related exploitation of the Prospects, in each case solely in respect of the Subject Interests. Prior to drilling any wells pursuant to this Agreement, Owner shall fix and determine, and promptly after such determination shall advise Investors in writing of, (a) the initial areal extent of the lands covered by the Bocachico Prospect, which lands shall be located within the boundaries of the lands covered by the Bocachico Association Contract (the "Initial Bocachico Prospect Area"), (b) the initial areal extent of the lands covered by the Cambulos A Prospect, which lands shall be located within the boundaries of the lands covered by the Cambulos Association Contract (the "Initial Cambulos A Prospect Area"), and (c) the initial areal extent of the lands covered by the Cambulos B Prospect, which lands shall be located within the boundaries of the lands covered by the Cambulos Association Contract (the "Initial Cambulos B Prospect Area"); provided, however, that the Cambulos A Prospect and the Cambulos B Prospect shall be separate exploratory prospects and shall not overlap. The initial Prospects shall be as set forth on the plats attached hereto as Exhibit 2.2--Bocachico Prospect, Exhibit 2.2-- Cambulos A Prospect and Exhibit 2.2--Cambulos B Prospect, respectively; provided, however, Owner has the absolute right to substitute for any of these initial Prospects an alternate prospect at any time prior to spudding the Initial Well on a Prospect by giving Investors notice of such change and of such alternate Prospect. Unless changed by Owner as provided above, the initial Prospects set forth on Exhibits 2.2--Bocachico Prospect, 2.2--Cambulos A Prospect and 2.2--Cambulos B Prospect shall comply with the requirements of the second sentence above. Owner hereby represents, warrants and covenants to Investors that Owner will drill one well on each Prospect within three years of the Effective Date. Each Initial Well shall be drilled on a turnkey basis. Prior to drilling any Initial Well, Owner shall deliver to Investors for their information a copy of Owner's internal authority for expenditure (a.f.e.) for such Initial Well. Owner shall give prompt written notice to Investors of the commencement of drilling and the completing and equipping or abandonment, as the case may be, of each Initial Well. Owner shall also furnish to Investors such other public information regarding each Initial Well and the progress of drilling thereof as Investors may from time to time reasonably request in accordance with the notice provisions of Section 9.8.


                                   ARTICLE III

                              Net Profits Interest

         Section 3.1. Net Profits Interest. In consideration for the payment by Investors to Owner of the Advances, Investors shall have the rights provided for in this Article III and elsewhere in this Agreement with respect to the Accounts, including without limitation the rights to receive payments from Owner measured by each Account pursuant to Section 3.7 (all of such rights are herein collectively called the "Net Profits Interest"). The Net Profits Interest is intended to provide to Investors substantially the same economic benefit as if each Investor was the owner of a direct net profits interest in each Association Contract to the extent it relates to the Designated Percentage of the related Subject Interests and on the terms otherwise provided for herein; provided, however, that no rights or interest of any nature whatsoever in an Association Contract, any Subject Interests or Harken Colombia are intended to be, or are hereby, assigned or conveyed to Investors, it being understood and agreed that the Net Profits Interest is solely a contractual obligation of Owner as expressed in this Agreement.

         Section 3.2. Establishment. Owner shall establish and maintain a separate bookkeeping account for each Prospect (herein called an "Account") in accordance with sound, accurate and comprehensive accounting practices and consistent with the various provisions of this Agreement and at all times shall keep true and correct books and records with respect thereto.

         Section 3.3. Credits. Except as otherwise provided herein, with respect to each sale or other disposition of Subject Hydrocarbons attributable to a Prospect, the Account for such

Prospect shall be credited with the gross proceeds from the sale of such Subject Hydrocarbons. The amount of gross proceeds (herein called "Gross Proceeds") to be credited to an Account with respect to any sale or disposition of Subject Hydrocarbons shall be subject to the following:

                    (a) Gross Proceeds shall include all consideration received, directly or indirectly, by Harken Colombia or any Affiliate for sales or other dispositions of (i) Subject Hydrocarbons, or (ii) if any Subject Hydrocarbons are Processed by or for the benefit of Harken Colombia or any Affiliate before sale or disposition, the products of such Subject Hydrocarbons after such Processing;

                    (b) If any proceeds are withheld from Harken Colombia or an Affiliate by a Non-Affiliate for any reason (other than at the request of Harken Colombia or any Affiliate or due to Harken Colombia's or an Affiliate's negligence or willful misconduct), such proceeds shall not be considered to be Gross Proceeds until such proceeds are actually received by Harken Colombia or an Affiliate; provided, however, that Gross Proceeds shall include any interest, penalty or other amount that is derived from the sale of Subject Hydrocarbons or the proceeds thereof when and if received;

                    (c) Gross Proceeds shall not include any amounts for Subject Hydrocarbons unavoidably lost in production or used by Harken Colombia or any Affiliate in conformity with good oil field practices for drilling and production operations (including without limitation gas injection, fuel, secondary or tertiary recovery, pressure maintenance, repressuring or recycling, Processing and transportation) conducted solely for the purpose of producing Subject Hydrocarbons from the related Subject Interests, but only so long as such Subject Hydrocarbons are so used;

                    (d) In the event Subject Hydrocarbons are used by Harken Colombia or any Affiliate outside of the related Subject Interests and for purposes not primarily associated with, or primarily for the benefit of, the related Subject Interests or the production, Processing or marketing of Subject Hydrocarbons, Gross Proceeds shall include the then current market value at the wellhead of such Subject Hydrocarbons;

                    (e) Gross Proceeds shall include all proceeds (or, if the consideration received is other than cash, the then current market value of such non-cash consideration) attributable to Subject Interests which are received by Harken Colombia or any Affiliate from the sale, after the Effective Date, of any materials, supplies, equipment and other personal property or fixtures, or any part thereof or interest therein, located on or used in connection with the Subject Interests or any Subject Hydrocarbons;

                    (f) Gross Proceeds shall include all proceeds attributable to Subject Interests of all insurance received by Harken Colombia or any Affiliate the cost of which is charged to the Account, directly or indirectly;

                    (g) Gross Proceeds shall include all proceeds attributable to Subject Interests of all judgments and claims received by Harken Colombia or any Affiliate for any loss or damage which occurs after the Effective Date with respect to Harken Colombia's or any Affiliate's interest in the Subject Interests, any materials, supplies, equipment or other personal property or fixtures located on or used in connection with any of the Subject Interests, or any Subject Hydrocarbons;

                    (h) Gross Proceeds shall include all payments, including advance payments, under take-or-pay and similar provisions of Production Sales Contracts;

                    (i) Gross Proceeds shall include any amounts received by Harken Colombia or any Affiliate from production of Subject Hydrocarbons at levels greater than Harken Colombia's interest in the Subject Interests and shall include any payments received by Harken Colombia from joint interest owners as settlement for production of Subject Hydrocarbons at levels less than Harken Colombia's interest in the Subject Interests or any Subject Hydrocarbons; and

                    (j) Gross Proceeds shall include all other monies and things of value which are received by Harken Colombia or any Affiliate by virtue of the ownership after the Effective Date of the Subject Interests and/or any materials, supplies, equipment and other personal property and fixtures located on or used in connection with the Subject Interests or any Subject Hydrocarbons the cost of which was charged against the Account;

provided that this Section 3.3 shall not operate to provide any credits on account of (i) any amounts paid by third parties (including Ecopetrol) to Harken Colombia as operator under the applicable Association Contract or operating agreement now or hereafter in force covering any of the Subject Interests to reimburse or compensate Harken Colombia as operator for costs incurred or services performed for the account or benefit of such third parties, (ii) any amounts received by Harken Colombia upon any sale or other disposition in accordance with Section 9.1 of any portion of the applicable Association Contract or Subject Interests, or (iii) any amounts received by Harken Colombia as reimbursement by Ecopetrol of Direct Exploration Costs provided for under the applicable Association Contract.

         Section 3.4. Debits. Except as otherwise provided herein, each Account shall be debited with the following:

                    (a) All direct costs (and those indirect costs expressly permitted in subsection (x) below) which are attributable solely to the related Subject Interests (i.e., the Subject Interests relating to the Prospect for which the Account was established) after the Effective Date for exploring, developing, operating, producing, reworking, maintaining and restoring the related Subject Interests, including without limitation any direct costs (and those indirect costs expressly permitted in subsection (x) below) after the Effective Date for (i) geological and geophysical operations and studies (and related computer processing and modeling) with respect to the related Subject Interests and drilling, completing, testing, equipping, plugging back, reworking, recompleting and plugging and abandoning any wells on the related Subject Interests, (ii) constructing, maintaining and operating any gathering facilities, tanks and other production, delivery and transportation facilities on or for use in connection with the related Subject Interests, (iii) Processing any Subject Hydrocarbons attributable to the Prospect for which the Account was established and acquiring, constructing, operating and maintaining any facility, plant, equipment or pipeline for Processing any such Subject Hydrocarbons,
         (iv) secondary recovery, pressure maintenance, repressuring, recycling and other operations conducted for the purpose of enhancing production of such Subject Hydrocarbons, (v) wages, salaries, fringe benefits and expenses of officers, employees and contract personnel, consultants and professionals necessary or appropriate for operating, producing and maintaining the related Subject Interests, (vi) local offices, camps, warehouses, housing and other facilities paid for by Harken Colombia, relocation of employees and their families, travel, telephone, training of Colombian personnel, rental and use or damage to the real and personal property of others, community relations, protection, peaceful operations and similar matters, and otherwise doing business in Colombia, (vii) insurance, (viii) payments made in cash as compensation for or in settlement of any Subject Hydrocarbons taken by Harken Colombia at levels greater than Harken Colombia's interest in the related Subject Interests, (ix) royalties required to be paid pursuant to the applicable Association Contract or any applicable Law and other charges and payments required under the applicable Association Contract and (x) general, administrative and overhead expenses incurred by Harken Colombia which are necessary or appropriate to support the activities described in this subsection and fairly allocated to the related Subject Interests; provided, however, that the debits made to the Account pursuant to this subsection with respect to any Subject Interest shall be made in accordance with customary industry practices and applicable accounting standards;

                    (b) All Colombian taxes and similar charges incurred by Harken Colombia with respect to the ownership of the related Subject Interests for periods after the Effective Date, including without limitation (i) Colombian income, transfer, franchise, occupation, sales and use, value-added and like taxes based on or relating to the related Subject Interests, the sale or production of the Subject Hydrocarbons attributable to the Prospect for which the Account was established, or the proceeds, value or income therefrom, (ii) Colombian production, severance, excise and other taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) such Subject Hydrocarbons, and (iii) Colombian ad valorem and other taxes assessed against or attributable to the related Subject Interests or any Processing or other equipment or property located on or related to the related Subject Interests; provided, however, that if any such taxes relate to the related Subject Interests and to other property owned by Harken Colombia or to such Subject Hydrocarbons and to other production of Harken

         Colombia, such taxes shall be allocated to the related Subject Interests or such Subject Hydrocarbons and debited hereunder on a proportionate or other equitable basis in accordance with applicable accounting, tax and industry standards;

                    (c) Amounts attributable to currency conversions, exchange control obligations and similar costs and losses with respect to currencies used to pay expenses charged to the Account, currencies credited to the Account or currencies paid by Harken Colombia to Owner for the purpose (directly, indirectly or accrued) of making payments to Investors pursuant to Section 3.7 (excluding in each case any costs for currency hedges, swaps and similar instruments); and any such amounts shall be calculated or determined in a manner consistent with the treatment of such amounts on the books of Owner for financial reporting to governmental entities;

                    (d) All interest payments on any indebtedness of Harken Colombia or any Affiliate incurred after the Effective Date for the benefit of the Subject Interests (provided, that if any such indebtedness shall be incurred for the benefit of other properties owned by Harken Columbia besides the Subject Interests, then an allocation of such interest shall be made to the Subject Interests based upon the portion of the Indebtedness that was utilized for the benefit of the Subject Interests); and

                    (e) Except as otherwise provided elsewhere in this Agreement, all other reasonable, direct expenditures attributable to the related Subject Interests paid or incurred by Harken Colombia after the Effective Date with respect to the related Subject Interests;

provided that this Section 3.4 shall not operate to permit any debits (i) by duplication or on account of any amount which has also been used to reduce the amount of the Subject Hydrocarbons, Gross Proceeds and/or payments to Investors pursuant to Section 3.7 or has otherwise not been included therein (including, by way of example and without limitation, royalties, production, severance, excise and other taxes and any other amounts deducted, withheld or paid by any other person), (ii) on account of any expenses and any penalties, interest or other similar charges which result from the failure of Harken Colombia to properly discharge all costs and expenses (including taxes) of developing, operating and maintaining the related Subject Interests and (iii) excluded pursuant to Section 3.5.

         Section 3.5.        Additional Account Matters.

         (a) Notwithstanding the provisions of Section 3.4 (or any other provision of this Agreement) which may appear to the contrary, with respect to the Accounts taken as a whole:

                    (i) costs and expenses equaling the aggregate amount of the Advances paid to Owner which would otherwise be charged or debited to the Accounts under Section 3.4 shall not be charged or debited to the Accounts and shall be borne solely by Owner and

         Harken Colombia (i.e., the first $25,000,000 of costs and expenses that would otherwise be charged or debited to the Accounts under
         Section 3.4 shall not be so charged or debited and shall be borne solely by Owner and Harken Colombia); and

                    (ii) in no event shall any costs and expenses of drilling and completing the Initial Wells, constructing and completing associated facilities and hooking the Initial Wells up to a pipeline or pipelines, so as to make the Initial Wells capable of production, in excess of an aggregate of $25,000,000 be charged or debited to the Accounts, it being agreed and understood by Owner that any such costs and expenses in excess of an aggregate of $25,000,000 shall be borne solely by Owner and Harken Colombia.

         (b) Upon the reconfiguration of the areal extent of a Prospect to correspond to a Commercial Field established under the related Association Contract, as provided in the respective definitions of the Prospects in Section 1.1, the net profits realized from the related Subject Interests shall be recomputed, retroactive to the Effective Date, to take into account and fully reflect the reconfiguration of the Prospect as if such Prospect had always included the Commercial Field, and an appropriate accounting and payment shall be made to Investors with respect to the recomputed net profits in the Prospect's Account.

         Section 3.6. Accounting. All debits to an Account which are attributable to costs and expenses paid by Harken Colombia during a calendar quarter up to and including the last day of such calendar quarter shall be debited against the Account as of the last day of such calendar quarter; provided that any such debits which do not (and will not) result from payments to third parties or to Harken Colombia shall be debited against the Account as of the last day of the calendar quarter in which they arise. After such debits have been so made for a given calendar quarter, all credits to the Account which are actually received by Harken Colombia during a calendar quarter up to and including the last day of such calendar quarter shall be credited to the Account as of the last day of such calendar quarter; provided that any such credits which do not (and will not) result from credits given by or payments from third parties shall be credited to the Account as of the last day of the calendar quarter in which they arise. For each Account, the total net profits realized from the Subject Interests relating to the Account (or the total net losses, as the case may be) shall be determined after the applications and calculations provided for above have been made by Owner. Subject to the provisions of Section 3.7, Investors shall participate in the Designated Percentage of the net profits derived from the Subject Interests relating to the Account, as provided in this Agreement, only after and while all debits properly debited against the Account shall have been offset by credits to the Account and a credit balance shall exist in the Account.

         Section 3.7. Payments. On or before 60 days after the end of each calendar quarter, Owner shall furnish to Investors detailed statement(s) covering each Account clearly reflecting the condition of each Account as of the close of business on the last day of such calendar quarter, and clearly reflecting those items which gave rise to debits and credits to each Account during such quarter and clearly reflecting the quantities of Subject Hydrocarbons produced from the Subject Interests relating to such Account during the quarter covered by such statement. Any deficit reflected by any such statement shall be carried forward for the next and succeeding months until such deficit has been wiped out and liquidated. In case a net profit is reflected by any such statement, payment to Investors in U.S. dollars of the Designated Percentage of the amount of such net profit shall be enclosed with the statement rendered to Investors (or, if requested at any time by an Investor, paid by bank wire transfer to such bank and account designated in writing by such Investor); provided, however, that (a) Owner may elect to cause Harken Colombia (instead of Owner) to make any payment required under this Section to Investors in U.S. dollars, (b) any payment to Investors under this Section shall be reduced by any costs or losses from currency conversions, compliance with exchange control obligations, withholding obligations and remittance and other taxes which are properly chargeable to the Account pursuant to Section 3.4(b) or (c) and (i) are incurred by Harken Colombia in connection with such payment to Investors or any payment of an amount equivalent to such payment by Harken Colombia to Owner (provided that this clause (a) (i) shall not operate to permit any double charge to the Account with respect to such costs or losses) or (ii) in the event such payment is made by Owner from its U.S. funds without any equivalent payment by Harken Colombia to Owner, would have been so incurred at such time if Harken Colombia had paid to Owner an amount equivalent to such payment, and (c) Owner may retain up to one-third of Investors' share of any such net profit in the event and to the extent that the debits that Owner reasonably projects will be charged to the Account during the next three months will exceed the credits that Owner reasonably projects will be made to the Account during such three-month period and apply such retained amount to the payment of Investors' share of such debits. Any such retained amount that is subsequently determined to be unnecessary for the payment of Investors' share of such debits shall be paid promptly to Investors. In the event any amount is deducted from any payment pursuant to subsection (a), (b) or (c) above, such amount shall not thereafter be charged to the Account to the extent it would cause any direct or indirect double charge to the Account or the Investors for such amount.

         Section 3.8. Overpayments and Underpayments. If at any time Owner inadvertently pays Investors more or less than the amount then due with respect to an Account, the amount or amounts otherwise payable with respect to such Account for any subsequent period or periods shall be reduced or increased by such overpayment or underpayment, plus an amount equal to interest (computed at the Agreed Rate) on the unrecovered balance of such overpayment or underpayment during the period of such overpayment or underpayment; provided, however, that if the amount of any such overpayment or underpayment exceeds $5,000, the party owing such amount shall promptly pay such amount (together with the interest on such amount as calculated above) to the other party.

         Section 3.9. Prudent Operator Standard. Harken Colombia (subject to the terms and provisions of the applicable Association Contract and any applicable operating agreements) shall have exclusive charge, management and control of all operations to be conducted on the Subject

Interests and may take any and all actions which a reasonably prudent operator would deem necessary or advisable in the management, operation and control thereof. Harken Colombia shall operate and maintain the Subject Interests as would a prudent operator under similar circumstances in accordance with good oil field practices. Harken Colombia shall promptly (and, unless the same are being contested in good faith and by appropriate proceedings, before the same are delinquent) pay or cause to be paid all costs and expenses (including without limitation all taxes and all costs, expenses and liabilities for labor, materials and equipment incurred in connection with the Subject Interests and all obligations to the holders of interests affecting the Subject Interests) incurred from and after the Effective Date in developing, operating and maintaining the Subject Interests. As to those of the Subject Interests, if any, as to which Harken Colombia hereafter may not be the operator, Harken Colombia shall take all such action and exercise all such rights and remedies as are reasonably available to Harken Colombia to cause the operator to so maintain and operate such Subject Interests (provided that Harken Colombia shall never be obligated to pay any costs or expenses attributable to any interest other than the Subject Interests and all royalties related thereto).

         Section 3.10. Sales of Subject Hydrocarbons. Harken Colombia shall market or cause to be marketed, subject to the terms of the applicable Association Contract, the Subject Hydrocarbons in accordance with reasonable and prudent business judgment and sound oil field practices and on such terms and conditions as Harken Colombia shall determine to be in the best interests of Investors; provided, however, that all such sales of Subject Hydrocarbons (a) shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by Harken Colombia taking into account all relevant circumstances, including without limitation, price, quality of production, access to markets or lack thereof, minimum purchase guarantees, identity of purchaser and length of commitment, and (b) shall be made to Non-Affiliates of Owner or Harken Colombia, except that sales of Subject Hydrocarbons may be made to an Affiliate of Owner or Harken Colombia that is owned in part by a Governmental Authority and that owns or operates a pipeline or other Processing facility if the price paid by such Affiliate is no less favorable to Harken Colombia than the prices then being paid by a Non-Affiliate for oil, gas and/or minerals which are of comparable type and quality and in the same or similar locations.

         Section 3.11. Insurance. Harken Colombia shall obtain or cause to be obtained (and maintain or cause to be maintained during the economic life of the Subject Interests) insurance coverage relating to the ownership, operation and maintenance of the Subject Interests, the cost of which shall be charged against the related Account, in such amounts, with provisions for such deductible amounts and for such purposes as Harken Colombia shall determine to be appropriate (and, because of cost, availability and other factors, Harken Colombia may determine not to acquire any such insurance).

         Section 3.12. Contracts with Affiliates. Harken Colombia and/or its Affiliates may perform services and furnish supplies and equipment with respect to the Subject Interests, provided that the amount of compensation, price or rental that can be charged to the related

Account therefor must be no less favorable to the Account than would be the compensation, price or rental payable to Non-Affiliates in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Subject Interests.

         Section 3.13. Government Regulation. All obligations of Owner and Harken Colombia under this Article III shall be subject to and limited by (a) all applicable Laws and (b) the applicable Association Contract as it may be modified, amended and/or supplemented from time to time; provided, that Owner and Harken Colombia shall act in good faith with respect to the interests of Investors and in accordance with the best interests of Investors under this Agreement as reasonably determined by Owner and Harken Colombia. Where the price at which Subject Hydrocarbons are sold is limited by applicable Laws, the price so permitted to be paid for Subject Hydrocarbons shall be controlling if lower than prices established in Production Sales Contracts or required hereunder.

         Section 3.14. Abandonments. After the Effective Date, Harken Colombia shall have the right without the consent of Investors to release, surrender and/or abandon its interest in the Subject Interests and/or any Association Contract, or any part thereof, or interest therein, in order to comply with the relinquishment provisions of the applicable Association Contract, even though the effect of such release, surrender or abandonment may be to affect adversely the Net Profits Interest. In the event of any relinquishment of acreage under an Association Contract, Harken Colombia shall have the exclusive authority to determine the acreage to be relinquished, which may be acreage within the Subject Interests or acreage outside the Subject Interests or both; provided, that, in taking any of the actions described in this Section 3.14, Harken Colombia shall act in good faith with respect to the interests of Investors and in accordance with the best interests of Investors under this Agreement as reasonably determined by Harken Colombia.

         Section 3.15. Pooling and Unitization. Without the prior written consent of Investors, Harken Colombia shall have the right and power to unitize, pool or combine the lands covered by the Subject Interests, or any portion or portions thereof, as to oil, gas and/or other minerals, with any other land or contract or contracts so as to create one or more unitized areas (or, with respect to unitized or pooled areas theretofore created, to dissolve the same or to amend and/or reconfigure the same to include additional acreage or substances or to exclude acreage or substances). If any of the Subject Interests are pooled or unitized in any manner, the Net Profits Interest insofar as it affects such Subject Interests shall be considered to be pooled and unitized, and in any such event the Net Profits Interest shall apply to (and the term "Subject Hydrocarbons" shall include) the production which accrues to such Subject Interests under and by virtue of such pooling and unitization arrangements and the applicable Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interests.

         Section 3.16.  Non-consent Operations.

                    (a) If Harken Colombia elects to be a non-participating party (whether pursuant to an Association Contract or operating agreement or other agreement or requirement) with respect to any drilling, deepening, plugging back, reworking, sidetracking or completion (or other) operation on any Subject Interest or elects to be an abandoning party with respect to a well located on any Subject Interest, the consequence of which election is that Harken Colombia's interest in such Subject Interest or part thereof is temporarily (i.e., during a recoupment period) or permanently forfeited to the parties participating in such operations, or electing not to abandon such well, then the costs and proceeds attributable to such forfeited interest shall not, for the period of such forfeiture (which may be a continuous and permanent period), be debited or credited to the applicable Account and such forfeited interest shall not, for the period of such forfeiture, be subject to the Net Profits Interest.

                    (b) If Harken Colombia elects to be a participating party to such a drilling, deepening, plugging back, reworking, sidetracking or completing (or other) operation, or elects to be a non-abandoning party with respect to such a well, and any other party or parties have elected not to participate in such operation (or have elected to abandon such well) with the result that (pursuant to an Association Contract or operating agreement or other agreement or requirement) Harken Colombia becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently, interests belonging to such other party or parties, the costs and proceeds attributable to such non-participating parties' interests to which Harken Colombia becomes so entitled shall not be debited and credited to the applicable Account and instead shall be for the account of Harken Colombia.

         Section 3.17. No Personal Liability; Indemnification. Notwithstanding anything to the contrary contained in this Agreement, Investors shall never personally be responsible for payment of any part of the costs, expenses or liabilities incurred in connection with the exploring, developing, operating, owning and/or maintaining of the Subject Interests or an Association Contract (including without limitation, any costs, expenses or liabilities related to damage to or remediation of the environment, including any of the same arising out of ownership of an interest in property), and Owner agrees to indemnify and hold Investors harmless from and against all such costs, expenses and liabilities (with such indemnity to also cover all costs and expenses of Investors, including reasonable legal fees and expenses, which are incurred incident to the matters indemnified against); provided, however, all such costs, expenses and liabilities shall, to the extent the same relate to periods after the Effective Date, nevertheless be charged against the applicable Account if such costs, expenses and liabilities are expressly permitted elsewhere in this Agreement to be charged to such Account. THE FOREGOING INDEMNIFICATIONS

SHALL EXTEND TO INVESTORS AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, ALL THEIR RESPECTIVE AFFILIATES AND ALL THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, REPRESENTATIVES AND EMPLOYEES. THE FOREGOING INDEMNITIES SHALL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF INVESTORS OR ANY OTHER PERSON OR ENTITY INDEMNIFIED HEREUNDER AND SHALL APPLY, WITHOUT LIMITATION, TO ANY LIABILITY IMPOSED UPON ANY PERSON INDEMNIFIED HEREUNDER AS A RESULT OF ANY STATUTE, RULE, REGULATION, THEORY OF STRICT LIABILITY OR OTHERWISE. THE PROVISIONS OF THIS
SECTION 3.17 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

         Section 3.18. Access to Books and Records. In addition to any reports and information specifically required by the terms of this Agreement, Owner agrees to furnish to Investors full information pertaining to the Prospects (or potential Prospects) or the ownership, operation and maintenance of the Subject Interests, at all reasonable times, and in such form, as Investors may reasonably request. Owner and Harken Colombia will permit representatives designated by Investors, including independent accountants, agents, attorneys, and other persons, to inspect Owner's and Harken Colombia's respective books and records pertaining to the Subject Interests and each Account (and to make copies and photocopies from such records and to write down and record such information as such representatives may request), and each of Owner and Harken Colombia shall permit Investors and their designated representatives reasonably to investigate and verify the accuracy of information furnished by it to Investors hereunder or in connection herewith and to discuss all such matters with their officers, employees and representatives. If for any reason Harken Colombia is unable to provide to Investors the information, access to information and inspection rights referred to in the immediately preceding sentences of this
Section 3.18, Owner shall cause such information, access to information and inspection rights to be provided to Investors. During the period commencing on the Effective Date and ending on the date of expiration of the Exchange Period, Owner shall deliver to Investors copies of all definitive public reports, proxy statements or other public statements filed by Owner with the SEC pursuant to the Securities Exchange Act of 1934, as amended, in each case promptly after such reports and statements are so filed; provided, however, that in no event shall Owner be required under this Section 3.18 to deliver any such documents to Investors after an Exchange involving the exchange of 100% of the then Unexchanged Advances of all Investors.


                                   ARTICLE IV

                               Investors Exchange

         Owner hereby grants to Investors the option (herein called the "Investors' Option") to exchange all or part of Investors' interest in the Net Profits Interest (based on Investors' Unexchanged Advances) for Common Shares on the following terms and conditions (herein called "Exchange"):

         Section 4.1. Exercise of Investors' Option. The Investors' Option can only be exercised by the delivery to Owner within the Exchange Period of a written notice from Investors stating that Investors thereby elect to exercise the Investors' Option and specifying the amount of

Unexchanged Advances that each Investor desires to exchange for Common Shares. The total Unexchanged Advances to be exchanged in any such Exchange shall be allocated among Investors in the proportion that the respective Advance Commitments set forth opposite their names on Annex I hereto bear to $25,000,000. Investors may exercise the Investors' Option at any time and from time to time during the Exchange Period, provided, however, that each exercise by Investors of the Investors' Option must be for the exchange of either (a) at least $10,000,000 of Unexchanged Advances in the aggregate for all Investors or
(b) 100% of the then remaining Unexchanged Advances of all Investors. Each such exercise shall be irrevocable. Upon termination of the Exchange Period, the Investors' Option shall terminate and Investors shall have no further right or option to exchange Investors' interest in the Net Profits Interest for Common Shares pursuant to the Investors' Option. For purposes of this Article IV, the term "Exchange Date" shall mean, with respect to any Exchange pursuant to this
Article IV, the date of delivery to Owner of Investors' notice of such Exchange pursuant to this Section 4.1.

         Section 4.2. Number of Common Shares. The aggregate number of Common Shares to be issued to each Investor upon an Exchange pursuant to this Article IV shall be determined pursuant to the following formula:

         CS = AV / CMP

where, for purposes of this Article IV:

         "CS" shall mean the aggregate number of Common Shares to be issued to such Investor upon such Exchange.

         "AV" shall mean the remainder of (a) the Unexchanged Advances that such Investor desires to exchange for Common Shares pursuant to such Exchange, as specified in Investors' notice of such Exchange pursuant to Section 4.1, minus (b) the aggregate amount of the payments received by such Investor through the Exchange Date pursuant to Section 3.7 that have not been the subject of a deduction under this formula in connection with a previous Exchange made by Investors, together with an amount equal to interest on the positive balance of such remainder as it exists from time to time during the period commencing on the Business Day next following the Effective Date and ending on and including the Exchange Date at the rate of fifteen percent (15%) per annum, compounded monthly on the first day of each calendar month.

         "CMP" shall mean the Current Market Price per share of the Common Shares as of the Exchange Date.

The number of Common Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Common Shares shall be issued.

         Section 4.3. Issuance of Common Shares. The closing and consummation of any Exchange pursuant to this Article IV shall occur not later than three Business Days following the Exchange Date of such Exchange. At such closing, Owner shall issue and deliver to Investors the number of Common Shares required for such Exchange pursuant to Section 4.2.

         Section 4.4. Reduction of Designated Percentage. Provided closing of such Exchange has occurred pursuant to Section 4.3, as of the Exchange Date of each Exchange pursuant to this Article IV, the Designated Percentage then in effect of each Investor shall be reduced by subtracting therefrom the product of
(a) such Designated Percentage and (b) the quotient obtained by dividing (i) the Unexchanged Advances of such Investor that are the subject of such Exchange (i.e., the total amount of Unexchanged Advances specified for exchange by such Investor in Investors' notice of such Exchange pursuant to Section 4.1) by (ii) the total Advance Commitment set forth opposite such Investor's name on Annex I hereto. All payments with respect to periods from and after the Exchange Date of such Exchange made by Harken Colombia to such Investor pursuant to Section 3.7 shall be made based on the Designated Percentage of such Investor as reduced for such Exchange in accordance with this Section, subject to further reduction of such percentage as provided in this Agreement; provided, however, that, if the Designated Percentage of such Investor has been reduced to zero as a result of such Exchange, such Investor's interest in the Net Profits Interest shall terminate effective as of the Exchange Date of such Exchange and no payments shall thereafter be made to such Investor with respect to the Net Profits Interest pursuant to Section 3.7 or otherwise other than payments with respect to periods prior to such Exchange Date.

         Section 4.5. Owner's Cash Option. Notwithstanding anything to the contrary contained in this Article IV, Owner shall have the option to pay cash to Investors upon any Exchange pursuant to this Article IV in lieu of issuing Common Shares. If, in connection with such an Exchange, Owner determines to pay cash in lieu of issuing Common Shares, it must pay cash to all Investors. The aggregate amount of cash to be paid to each Investor upon such Exchange shall be equal to such Investor's AV for such Exchange. Such payment shall be made to Investors at the closing of such Exchange by wire transfer in immediately available funds to a bank account or accounts designated by Investors.


                                    ARTICLE V

                                 Owner Exchange

         Investors hereby grant to Owner the option (herein called the "Owner's Option") to exchange, on a one-time basis, all (or all of the remaining amount) of Investors' interest in the Net Profits Interest (based on the then remaining Unexchanged Advances of Investors) for Common Shares or cash on the following terms and conditions (herein also called "Exchange"):

         Section 5.1. Exercise of Owner's Option. The Owner's Option can only be exercised by the delivery within the Exchange Period to Investors of a written notice from Owner stating that Owner thereby elects to exercise the Owner's Option and specifying whether such Exchange will be made for Common Shares or cash. Any such exercise shall be irrevocable. Owner may make an Exchange pursuant to this Article V solely for Common Shares or solely for cash but not for a combination of Common Shares and cash (i.e., all Investors shall receive in such Exchange the same type of consideration). Upon termination of the Exchange Period, the Owner's Option shall terminate and Owner shall have no further right or option to exchange Investors' interest in the Net Profits Interest for Common Shares or cash pursuant to the Owner's Option. For purposes of this Article V, the term "Exchange Date" shall mean, with respect to any Exchange pursuant to this Article V, the date of delivery to Investors of Owner's notice of such Exchange pursuant to this Section 5.1.

         Section 5.2. Number of Common Shares. The aggregate number of Common Shares to be issued to each Investor upon an Exchange pursuant to this Article V (if such Exchange involves the delivery to Investors of Common Shares) shall be determined pursuant to the following formula:

         CS = AV / CMP

where, for purposes of this Article V:

         "CS" shall mean the aggregate number of Common Shares to be issued to such Investor upon such Exchange.

         "AV" shall mean the remainder of (a) the Unexchanged Advances that such Investor is exchanging pursuant to such Exchange minus (b) the aggregate amount of the payments received by such Investor through the Exchange Date pursuant to Section
                    3.7 that have not been the subject of a deduction under the formula set forth in Section 4.2 in connection with a previous Exchange pursuant to Article IV, together with an amount equal to interest on the positive balance of such remainder as it exists from time to time during the period commencing on the Business Day next following the Effective Date and ending on and including the Exchange Date at the rate of twenty-five percent (25%) per annum, compounded monthly on the first day of each calendar month.

         "CMP" shall mean the Current Market Price per share of the Common Shares as of the Exchange Date.

The number of Common Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Common Shares shall be issued.

         Section 5.3. Amount of Cash. The aggregate amount of cash to be paid to each Investor upon an Exchange pursuant to this Article V (if such Exchange involves the payment to Investors of cash) shall be equal to such Investor's AV for such Exchange.

         Section 5.4. Issuance of Common Shares and Payment of Cash. The closing and consummation of any Exchange pursuant to this Article V shall occur not later than three Business Days following the Exchange Date of such Exchange. At such closing, Owner shall issue and deliver to Investors the number of Common Shares or pay or cause to be paid to Investors the amount of cash required for such Exchange pursuant to Section 5.2 or 5.3. Such cash payment shall be made by wire transfer in immediately available funds to a bank account or accounts designated by Investors.

         Section 5.5. Elimination of Designated Percentage. Provided closing of such Exchange has occurred pursuant to Section 5.4, as of the Exchange Date of an Exchange pursuant to this Article V, the Designated Percentage then in effect of Investors shall be reduced to zero, and the interest of Investors in the Net Profits Interest shall terminate and no payments shall thereafter be made to Investors with respect to the Net Profits Interest pursuant to Section 3.7 or otherwise other than payments with respect to periods prior to such Exchange Date.

                                   ARTICLE VI

                      Issuance of Additional Common Shares

     As additional consideration for the Commitment, Owner hereby agrees to issue additional Common Shares to Investors on the following terms and conditions:

         Section 6.1.   Issuance of Additional Shares.

         (a) Provided an Exchange for Common Shares has occurred pursuant to this Agreement, if, as of the Deficiency Determination Date, the Realized Proceeds with respect to an Investor's Exchange Shares are less than the Invested Amount with respect to such Exchange Shares, then, within five Business Days after the Deficiency Determination Date, Owner shall issue and deliver to such Investor additional Common Shares in an amount equal to A divided by B, where "A" is equal to the Deficiency Amount with respect to such Exchange Shares, and where "B" is equal to the Current Market Price per share of the Common Shares as of the Deficiency Determination Date. The number of additional Common Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Common Shares shall be issued.

         (b) Notwithstanding the foregoing, provided Owner complies with all its obligations under the Registration Rights Agreement, an Investor shall not be entitled to receive any additional Common Shares pursuant to Section 6.1(a) unless each Exchange Share issued to such Investor is sold by such Investor prior to the end of the Selling Period applicable to such Exchange Share. Each Investor shall use its reasonable best efforts to sell its Exchange Shares in an orderly manner designed not to materially disrupt the public market for the Common Shares; provided, however, that public sales by Investors, on a combined basis, of up to an aggregate of 100,000 Exchange Shares per Trading Day shall not be subject to such manner of sale restriction.

         (c) If the combined public sales by Investors of Exchange Shares in any one Trading Day exceeds an aggregate of 100,000 shares, then (i) the Realized Proceeds with respect to the Exchange Shares sold on such Trading Day in excess of 100,000 shares which are sold by an Investor at a price per share (prior to any commissions, fees or costs) less than the Current Market Price at which such Exchange Shares were issued to such Investor and (ii) that portion of such Investor's Invested Amount that is attributable to such Exchange Shares, shall not be taken into account in determining the number of additional Common Shares issuable to such Investor pursuant to Section 6.1(a).

         Section 6.2.   Certain Definitions.  As used in this Article VI:

         (a) "Deficiency Amount" shall mean, with respect to an Investor's Exchange Shares, A minus B, where "A" is equal to the Invested Amount with respect to such Exchange Shares, and where "B" is equal to the Realized Proceeds with respect to such Exchange Shares.

         (b) "Deficiency Determination Date" shall mean the later of (i) the Business Day next following the expiration of the Selling Period applicable to the Common Shares issued pursuant to the last Exchange involving the issuance of Common Shares under this Agreement and (ii) the Business Day next following the expiration of the Exchange Period; provided, however, that (iii) upon an Exchange pursuant to Article IV or V resulting in the exchange for Common Shares of 100% of the then Unexchanged Advances of all Investors, the Deficiency Determination Date shall mean the Business Day next following the expiration of the Selling Period applicable to the Common Shares issued pursuant to such Exchange and (iv) upon an Exchange pursuant to Article IV or V resulting in the exchange for cash of 100% of the then Unexchanged Advances of all Investors, the Deficiency Determination Date shall mean the later of (A) the Business Day specified in clause (i) of this definition and (B) the Business Day next following the closing of the Exchange for cash that is the subject of this clause (iv). Notwithstanding the foregoing, if the Selling Period applicable to Common Shares issued pursuant to any Exchange (a "Prior Exchange") that occurred prior to an Exchange referred to in clause (i) or (iii) of the immediately preceding sentence (the "Final Exchange") extends beyond the Selling Period applicable to the Common Shares issued pursuant to the Final Exchange, then the Selling Period referred to in clause (i) and (iii) of the immediately preceding sentence shall mean the latest Selling Period applicable to Common Shares issued pursuant to a Prior Exchange.

         (c) "Exchange Shares" shall mean all Common Shares issued to an Investor as a result of Exchanges pursuant to this Agreement.

         (d) "Invested Amount" shall mean, with respect to an Investor's Exchange Shares, the aggregate amount of such Investor's AV (as defined in Articles IV and V) for all Exchanges pursuant to which such Exchange Shares were issued; provided, however, that if Owner, in accordance with Section 3(b) of the Registration Rights Agreement, postpones the filing of a Securities Act registration statement with respect to the Exchange Shares issued to an Investor pursuant to an Exchange, then, for purposes of determining such Investor's Invested Amount, such Investor's AV for such Exchange shall be calculated so that the amount of interest included in the calculation of such AV is determined for the period ending on and including the date of filing of such Securities Act registration statement.

         (e) "Realized Proceeds" shall mean, with respect to an Investor's Exchange Shares, the aggregate gross proceeds actually received by such Investor (prior to any commissions, fees or costs) from the sale or sales of such Exchange Shares.

         (f) "Selling Period" shall mean, with respect to the Common Shares issued to Investors pursuant to an Exchange, the period of 120 Trading Days following the date the Securities Act registration statement covering such Common Shares filed by Owner pursuant to the Registration Rights Agreement first became effective; provided, however, that if the quotient obtained by dividing
(x) the total number of Common Shares issued pursuant to such Exchange by (y) 120, is greater than 100,000, then such 120-Trading Day period shall be extended to equal the number of Trading Days (rounded up to the next whole number) determined by dividing (x) the total number of Common Shares issued pursuant to such Exchange by (y) 100,000; and provided, further, that the Selling Period shall be subject to further extension as provided in Section 5 of the Registration Rights Agreement. If the Selling Period applicable to Common Shares issued pursuant to an Exchange (a "Later Exchange") overlaps with the Selling Period applicable to Common Shares issued pursuant to a prior Exchange (a "Prior Exchange"), the calculation called for by the first proviso contained in the immediately preceding sentence with respect to the Common Shares issued pursuant to the Later Exchange shall be made by taking into account under each clause (x) of such proviso, in addition to the Common Shares issued pursuant to the Later Exchange, the number of Common Shares issued pursuant to the Prior Exchange that remain unsold by Investors at the commencement of the Selling Period applicable to the Common Shares issued pursuant to the Later Exchange. Notwithstanding the foregoing, in no event shall the Selling Period applicable to the Common Shares issued to Investors pursuant to an Exchange extend beyond the closing date of the sale of the last of such Common Shares to be sold by Investors. Investors shall notify Owner when such last sale occurs.

                                   ARTICLE VII

                 Owner Representations, Warranties and Covenants

         Owner hereby represents and warrants to and covenants with Investors as follows:

         Section 7.1. Organization and Corporate Authority. Owner is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 7.2. Qualification to do Business. Owner is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except jurisdictions in which the failure so to qualify would not have a material adverse effect on Owner's business, properties, financial condition or results of operations.

         Section 7.3. Charter, Bylaws, Etc.. Owner has caused to be delivered to Investors true, correct and complete copies of the charter and bylaws of Owner as now in effect and the minutes of all meetings of Owner's Board of Directors (and all consents in lieu of such meetings) at which action was taken concerning the execution and delivery of this Agreement and the Registration Rights Agreement.

         Section 7.4. Capitalization. The authorized capital stock of Owner consists of 125,000,000 Common Shares, of which 117,725,284 are issued and outstanding, and 10,000,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding. Owner has 22,822,236 Common Shares reserved for issuance upon exercise of stock options, warrants and other rights to acquire Common Shares and holds zero Common Shares as treasury shares. All of the outstanding shares of capital stock of Owner are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         Section 7.5. Finders' Fees. No broker or finder has acted on behalf of Owner or Harken Colombia in connection with this Agreement or the transactions contemplated herein.

         Section 7.6. Authority of Owner. Owner has the corporate power to enter into, and be bound by the terms and conditions of, this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder, and the execution and delivery by Owner of this Agreement and the Registration Rights Agreement and the performance by Owner of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of Owner. This Agreement has been duly executed and delivered by Owner and constitutes, and each other agreement or document executed or to be executed by Owner in connection with the transactions contemplated hereby has been, or when executed, will be, duly executed and delivered by Owner and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Owner enforceable against Owner in accordance with their respective terms, except to the extent enforcement may be limited (a) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, (b) by legal and equitable limitations on the availability of equitable remedies, including without limitation specific performance against Owner under or by virtue of this Agreement and (c) by public policy considerations with respect to the rights of indemnification under the Registration Rights Agreement. Section 7.7. Non-Contravention. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Owner, and the issuance of Common Shares by Owner in accordance with this Agreement, will not (a) conflict with or result in a violation of any provision of Owner's charter or bylaws, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Owner is a party or by which Owner or any of its properties or assets may be bound, which conflict, violation, default, termination, cancellation or acceleration could reasonably have a material adverse effect on Owner's business, properties, financial condition or results of operations, (c) result in the creation or imposition of any lien or incumbrance upon the properties or assets of Owner, or
(d) result in a violation by Owner of any Law or any judgment, order, decree, rule or regulation of any Governmental Authority to which Owner is subject; provided, however, that no such representations or warranties are made by Owner with respect to compliance with any foreign securities laws or with respect to any Association Contract (it being understood that representations and warranties with respect to the Association Contracts are being made by Owner under Section 7.12).

         Section 7.8. Governmental Consents. Except for (a) those that have been duly obtained, (b) routine filings and orders that may be required under Regulation D promulgated under the Securities Act or under any applicable state securities or Blue Sky laws in connection with the future issuance of Common Shares pursuant to Articles IV, V and VI, and the approval by the American Stock Exchange of the listing of such Common Shares on such exchange (which Owner will obtain prior to the issuance of such shares), and (c) those required under the Securities Act and any applicable state securities or Blue Sky laws in connection with the performance by Owner of its obligations under the Registration Rights Agreement, no consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Owner in connection with the execution, delivery or performance by Owner of this Agreement or the Registration Rights Agreement; provided, however, that no such representations or warranties are made by Owner with respect to compliance with any foreign securities laws.

         Section 7.9. Reports and Financial Statements of Owner. Owner has heretofore delivered to Investors true and complete copies of all definitive Form 10-K annual reports, Form 10-Q quarterly reports and proxy statements filed by Owner with the SEC from and after January 1, 1996 (herein collectively called "Owner's SEC Filings"). As of their respective dates, Owner's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Owner does not have any debts, liabilities, or obligations, whether accrued, contingent, unasserted or otherwise, and whether due or to become due, which are not reflected in the financial statements contained in Owner's SEC Filings and would be required to be so reflected under generally accepted accounting principles, except those incurred in the ordinary course of business since the date of the most recent audited financial statements contained in Owner's SEC Filings. Since such date and except as otherwise disclosed in Owner's SEC Filings, Owner has conducted its business in the ordinary course consistent with past practice and there has not been any material adverse change in the business, properties, financial condition or results of operations of Owner or in its relationship with lenders, suppliers, customers, employees or others, whether such changes have occurred in the ordinary course of business or otherwise.

         Section 7.10. Disclosure. All written information provided by Owner and its officers, directors, agents, representatives and employees to Investors in connection with this Agreement which is not part of Owner's SEC Filings has been prepared in good faith by Owner and does not contain any untrue statement of a material fact or, considered in its entirety along with Owner's SEC Filings, omit to state therein a material fact (other than those facts generally recognized to be industry risks normally associated with the oil and gas business) necessary to make the statements made therein not misleading. Owner does not know of any facts (other than those facts generally recognized to be industry risks normally associated with the oil and gas business) related to its business, properties, financial condition or results of operations or the potential Prospects which have not been disclosed orally or in writing to Investors and which presently or will materially and adversely affect such business, properties, financial condition, results of operations or potential Prospects or the ability of Owner to perform its obligations under this Agreement or the Registration Rights Agreement.

         Section 7.11. Owner's Common Shares. The Common Shares issuable to Investors pursuant to this Agreement have been, or when issued hereunder, will have been, duly authorized for issuance pursuant hereto and, when issued and delivered by Owner pursuant hereto, will be validly issued, fully paid and non-assessable and will be free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever created by Owner. The issuance of Common Shares under this Agreement is not subject to any preemptive rights. Owner shall, prior to the issuance of Common Shares pursuant to this Agreement, cause such Common Shares to be listed on each securities exchange or quotation system on which outstanding Common Shares are then listed.

         Section 7.12. Association Contracts. English translations of the main body of, and the operating agreement attached as an exhibit to, each Association Contract in force as of the date hereof have been furnished by Owner to Investors. Each of such translations is a fair and reasonable translation of the original document constituting part of the Association Contract. Any and all amendments to an Association Contract in force as of the date hereof of which English translations were not furnished by Owner to Investors do not contain any provisions that could adversely affect the rights and interests of Investors under this Agreement. Each Association Contract is in full force and effect as of the date hereof. Harken Colombia is in compliance in all material respects with its obligations under or relating to each Association Contract in force as of the date hereof, and, to the best knowledge of Owner and Harken Colombia after due inquiry, no other party to an Association Contract is presently in default thereunder. The execution, delivery and performance of this Agreement by Owner, and the performance of this Agreement by Harken Colombia, will not breach or result in a violation of any provision of an Association Contract in force as of the date hereof. Exhibit A-1 hereto contains an accurate description of the areal extent of the lands covered by the Bocachico Association Contract (which lands are designated as the Bocachico Block on such Exhibit A-1) as of the date hereof. Exhibit A-2 hereto contains an accurate description of the areal extent of the lands covered by the Cambulos Association Contract (which lands are designated as the Cambulos Block on such Exhibit A-2) as of the date hereof. Owner agrees to furnish to Investors written English translations of any and all amendments made to any Association Contract or related operating agreement after the Effective Date as promptly as practicable after each such amendment is made.

         Section 7.13. Ownership of Harken Colombia. All of the issued and outstanding shares of capital stock of Harken Colombia have been duly and validly issued, are fully paid and nonassessable and are owned by Owner, free and clear of all liens, encumbrances, equities or claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in Harken Colombia are outstanding.

         Section 7.14. Certain Tax Matters. All amounts payable under this Agreement shall be free of Colombian taxes, and Owner shall hold Investors harmless from, and indemnify Investors on an after tax basis against, any and all Colombian taxes arising due to the transactions contemplated hereby, other than any Colombian taxes that would not have been incurred but for activities of Investors in Colombia unrelated to the transactions contemplated hereby, it being further understood and agreed, however, that it shall be permissible for taxes incurred by Harken Colombia in connection with its operations to be taken into account for purposes of calculation of the Net Profits Interest as provided in this Agreement.

         Section 7.15. Absence of Bankruptcy Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the knowledge of Owner, threatened against Owner or Harken Colombia.

         Section 7.16. Offering. Subject to the accuracy of Investors' representations in Sections 8.6 and 8.8, the offer, sale, and issuance of the Common Shares as contemplated by this Agreement are and will be exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect to the transactions contemplated by this Agreement, and neither Owner nor anyone acting on its behalf has taken or will take any action that would cause the loss of such exemption.

         Section 7.17. No Defaults. Neither Owner nor Harken Colombia is (a) in violation of any provision of its charter or bylaws, (b) in breach, violation or default, in any material respect, of or under any material contract, lease, commitment or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a breach, violation or default or (c) in material violation of any Law.

         Section 7.18. Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Owner, threatened against or affecting Owner or Harken Colombia or any properties or rights of any of them by or before any Governmental Authority that (a) relates to or challenges the legality of this Agreement, the Registration Rights Agreement or any Association Contract, (b) would reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of Owner or Harken Colombia (except as disclosed in Owner's SEC Filings) or (c) would reasonably be expected to impair the ability of Owner or Harken Colombia to perform fully on a timely basis any obligations that it has, or any actions specified to be taken by it, under this Agreement, the Registration Rights Agreement or any Association Contract.

         Section 7.19. Compliance with Laws. Owner and Harken Colombia are in compliance in all material respects with all Laws in all jurisdictions in which Owner or Harken Colombia is presently doing business and where the failure to effect such compliance would reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of Owner or Harken Colombia.

         Section 7.20. Compliance with Environmental Laws. The business and properties of Owner and Harken Colombia have been operated in compliance with all applicable Laws relating to pollution or protection of the environment, including, without limitation, any Law relating to emissions, discharges, releases or threatened releases ("Releases") of chemicals, pollutants, contaminants, wastes, petroleum or petroleum products, toxic substances or hazardous substances ("Pollutants") (collectively, "Environmental Laws"), for which noncompliance would have a material adverse effect upon the business, properties, financial condition or result of operations of Owner or Harken Colombia. Except as disclosed in Owner's SEC Filings, neither Owner nor Harken Colombia has received any written communication, whether from a Governmental

Authority, citizens' group, landowner, employee or otherwise, nor, to the knowledge of Owner, has Owner or Harken Colombia received any oral communication from a Governmental Authority, alleging that (a) Owner or Harken Colombia is not in compliance with any Environmental Law applicable to it and its business and properties or (b) any employee or third party has suffered bodily injury or property damage as a result of one or more Releases of Pollutants arising out of or resulting from the operations of Owner, Harken Colombia or prior owners and operators of their business or properties, which allegation, if true, would have a material adverse effect upon the business, properties, financial condition or result of operations of Owner or Harken Colombia. Except as disclosed in Owner's SEC Filings, neither Owner nor Harken Colombia has any material obligation to remediate, repair or replace any property, whether real or personal, owned by Owner, Harken Colombia or any third party, as a result of one or more Releases of Pollutants arising out of or resulting from the operations of Owner, Harken Colombia or prior owners and operators of their business or properties.

         Section 7.21. Harken Colombia Organization and Corporate Authority. Harken Colombia is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 7.22. Harken Colombia Qualification to do Business. Harken Colombia is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except jurisdictions in which the failure so to qualify would not have a material adverse effect on Harken Colombia's business, properties, financial condition or results of operations.

         Section 7.23. Harken Colombia Charter and Bylaws. Owner has caused to be delivered to Investors true, correct and complete copies of the charter and bylaws of Harken Colombia as now in effect.

         Section 7.24. Harken Colombia Non-Contravention. The performance of this Agreement by Owner, or the performance by Harken Colombia of the actions to be taken by it under this Agreement, will not (a) conflict with or result in a violation of any provision of Harken Colombia's charter or bylaws, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Harken Colombia is a party or by which Harken Colombia or any of its properties or assets may be bound, which conflict, violation, default, termination, cancellation or acceleration could reasonably have a material adverse effect on Harken Colombia's business, properties, financial condition or results of operations, (c) result in the creation or imposition of any lien or incumbrance upon the properties or assets of Harken Colombia, or (d) result in a violation by Harken Colombia of any Law or any judgment, order, decree, rule or regulation of any Governmental Authority to which Harken Colombia is subject;

provided, however, that no such representations or warranties are made by Owner with respect to compliance with any foreign securities laws or with respect to any Association Contract (it being understood that representations and warranties with respect to the Association Contracts are being made by Owner under Section 7.12).

         Section 7.25. Harken Colombia Governmental Consents. Except for those that have been duly obtained, no consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Harken Colombia in connection with the performance by Owner of this Agreement or the performance by Harken Columbia of the actions to be taken by it under this Agreement; provided, however, that no such representations or warranties are made by Owner with respect to compliance with any foreign securities laws.

         Section 7.26. Harken Colombia Disclosure. Owner, either directly or indirectly through its subsidiary, Harken Colombia, does not know of any facts (other than those facts generally recognized to be industry risks normally associated with the oil and gas business) related to the potential Prospects or the Subject Interests which have not been disclosed orally or in writing to Investors and which presently or will materially and adversely affect a potential Prospect, any Subject Interests or the ability of Harken Colombia to perform this Agreement.

         Section 7.27. Continuing Representations and Warranties. The representations, warranties and covenants of Owner made in Sections 7.1, 7.2, 7.5, 7.6, 7.7, 7.10, 7.11, 7.12, 7.13, 7.16, 7.21, 7.22, 7.24, 7.26 and this
Section 7.27 shall remain true and accurate after the Effective Date and until the termination of the Exchange Period or any later closing and consummation of any transaction pursuant to Article IV, V or VI, and the representations, warranties and covenants of Owner made in Section 7.14 shall remain true and accurate without limitation of time, and Owner shall not take any action nor permit any action to be taken which would cause any of such representations, warranties and covenants to become untrue, inaccurate or breached. Owner acknowledges and agrees that Investors may rely on this Section in connection with any exercise of Investors' Option or Owner's Option and agrees to take all action in connection therewith required to cause Investors' representations and warranties contained in Section 8.7 to be true and correct at the time of any such exercise.

                                  ARTICLE VIII

               Investors Representations, Warranties and Covenants

         Each Investor hereby severally represents and warrants to and covenants with Owner as follows:

         Section 8.1. Organization and Partnership or Corporate Authority. In the case of Investors other than the Foreign Investor, such Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, with partnership power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it. In the case of the Foreign Investor, the Foreign Investor is an English investment company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with investment company power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 8.2. Finders' Fees. No broker or finder has acted on behalf of Investor in connection with this Agreement or the transactions contemplated herein.

         Section 8.3. Authority of Investor. Investor has the partnership (or, in the case of the Foreign Investor, investment company) power to enter into, and be bound by the terms and conditions of, this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder, and the execution and delivery by Investor of this Agreement and the Registration Rights Agreement and the performance by Investor of its obligations hereunder and thereunder have been duly authorized by all necessary partnership (or, in the case of the Foreign Investor, investment company) action of Investor. This Agreement has been duly executed and delivered by Investor and constitutes, and each other agreement or document executed or to be executed by Investor in connection with the transactions contemplated hereby has been, or when executed, will be, duly executed and delivered by Investor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Investor enforceable against Investor in accordance with their respective terms, except to the extent enforcement may be limited (a) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, (b) by legal and equitable limitations on the availability of equitable remedies, including without limitations specific performance against Investor under or by virtue of this Agreement and (c) by public policy considerations with respect to the rights of indemnification under the Registration Rights Agreement.

         Section 8.4. Non-Contravention. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Investor will not (a) conflict with or result in a violation of any provision of Investor's limited partnership agreement (or, in the case of the

Foreign Investor, investment company organizational documents), (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Investor is a party or by which it or any of its properties or assets may be bound, which conflict, violation, default, termination, cancellation, or acceleration would have a material adverse effect on the ability of Investor to perform its obligations hereunder, (c) result in the creation or imposition of any lien or incumbrance upon the properties or assets of Investor, which lien or incumbrance would have a material adverse effect on the ability of Investor to perform its obligations hereunder, or (d) result in a violation by Investor of any Law or any judgment, order, decree, rule or regulation of any Governmental Authority to which Investor is subject; provided, however, that no such representations or warranties are made by Investor with respect to compliance with any foreign securities laws.

         Section 8.5. Governmental Consents. Except for those that have been duly obtained, no consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Investor in connection with the execution, delivery or performance by Investor of this Agreement; provided, however, that no such representations or warranties are made by Investor with respect to compliance with any foreign securities laws.

         Section 8.6. Investment Intent. Upon issuance pursuant to this Agreement, Investor will acquire the Common Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part of the Common Shares, except (a) in an offering covered by a registration statement filed with the SEC under the Securities Act covering the Common Shares or (b) pursuant to an applicable exemption under the Securities Act.

         Section 8.7. Disclosure of Information. Investor represents that it has had an opportunity to ask questions of and receive answers from Owner regarding Owner and Harken Colombia, their respective businesses, properties, financial conditions, operations and plans of business, the Common Shares, and the Subject Interests and all matters relating thereto.

         Section 8.8. Accredited Investor and Experience. Investor acknowledges that it is an Accredited Investor within the meaning of Regulation D under the Securities Act, can bear the economic risk of the investment in the Net Profits Interest and any investment in Common Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Net Profits Interest and any investment in Common Shares. Investor represents that it has not been organized for the purpose of acquiring the Net Profits Interest or any Common Shares.

         Section 8.9. Restricted Securities. Investor understands that any Common Shares that are issued pursuant to this Agreement will not have been registered pursuant to the Securities Act, any other federal securities law, any applicable foreign securities law or any applicable state securities or Blue Sky law, that such shares will be characterized as "restricted securities" under the United States securities laws and that under such laws and applicable regulations such shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         Section 8.10. Legend. Investor understands and agrees that the certificates representing any Common Shares issued pursuant to this Agreement shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         Section 8.11. Continuing Representations and Warranties. Except for a change of law over which Investor has no control (and Investor shall immediately notify Owner when Investor learns of such occurrence), the representations, warranties and covenants of Investor made in Sections 8.3, 8.6, 8.7, 8.8, 8.9 and 8.10 shall remain true and accurate after the Effective Date and until termination of the Exchange Period or any later closing and consummation of any Exchange made pursuant to Article IV or V (provided, with respect to those in Section 8.7, Owner meets its obligations under Section 7.27), and Investor shall not take any action nor permit any action to be taken which would cause any of such representations, warranties and covenants to become untrue, inaccurate or breached. Investor acknowledges and agrees that Owner may rely on this Section in connection with any issuance of Common Shares pursuant to this Agreement.


                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1. Assignment by Harken Colombia. Harken Colombia may at any time assign, sell, transfer, convey, mortgage or pledge all or any portion of any Association Contract or the Subject Interests; provided, that Owner shall remain fully liable to perform all of their respective duties and obligations hereunder, including, without limitation, the obligations of Owner to provide access to information relating to the Subject Interests as set forth in Section
3.18 and to issue Common Shares or pay cash to Investors pursuant to an Exchange or pursuant to Article VI.

         Section 9.2. Assignment by Investors. Notwithstanding any other provision of this Agreement, each Investor shall have the right, without the prior consent of Owner, to assign or otherwise transfer all or any part of its rights and obligations hereunder to an affiliate of such Investor for so long as such assignee shall remain an affiliate of such Investor and provided that such Investor shall remain personally obligated for its duties and obligations hereunder. For the purposes of this Section 9.2, the term "affiliate of such Investor" shall mean any person directly or indirectly controlling, controlled by or under common control with such Investor, with the concept of control in such context meaning the possession of the power to direct or cause the direction of the management and policies of another, through the ownership of voting securities, by contract or otherwise. Any assignees pursuant to a permitted assignment under this Section 9.2 must execute a written acknowledgment, in form and substance satisfactory to Owner, that such assignees have become parties to this Agreement as if they had been original signatory parties hereto and that they agree to be bound by all the terms and provisions hereof. Except as expressly provided above in this Section 9.2, Investors shall not assign, sell, transfer, convey, mortgage or pledge all or any part of the Net Profits Interest or create a security interest therein without the prior written consent of Owner.

         Section 9.3. Commitment Fees. Concurrently (except as provided in clause (b)) with the payment by Investors to Owner of the Advances pursuant to
Section 2.1, and as additional compensation for the Commitment, Owner shall (a) pay to EnCap Investments L.C. a cash fee of $500,000 by wire transfer of immediately available funds and (b) issue and deliver to Investors, immediately upon receipt of listing approval by the American Stock Exchange, an aggregate of 150,000 Common Shares, as follows: 65,293 Common Shares to EnCap Energy Capital Fund III, L.P.; 46,616 Common Shares to EnCap Energy Capital Fund III-B, L.P.; 15,591 Common Shares to BOCP Energy Partners, L.P.; and 22,500 Common Shares to Energy Capital Investment Company PLC. It is expressly acknowledged by the parties hereto that the representations, warranties and covenants made in Articles VII and VIII with respect to the Common Shares issued pursuant to this Agreement, including without limitation the representations and warranties made in Sections 8.9 and 8.10, apply to the Common Shares issued pursuant to this
Section 9.3.

         Section 9.4. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case Owner after the Effective Date (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into Owner and Owner shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other person, or (d) shall effect a capital reorganization or reclassification of the Common Shares (other than a subdivision or combination of the outstanding Common Shares into a greater or lesser number of Common Shares), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, Investors upon an Exchange for Common Shares at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the Common Shares issuable upon such Exchange prior to such consummation, the amount of securities, cash or other property to which Investors would actually have been entitled as a stockholder upon such consummation if such Exchange had occurred immediately prior thereto; provided, however, that if the transaction described in clauses (a) through (d) hereof provides an election to receive cash, securities or property, Investors shall, within 10 Business Days following written request from Owner, notify Owner of the election Investors would have made had they been stockholders of Owner, which notice shall govern the consideration to be received upon Exchange, and if no such notice is received within such 10 Business Days, Owner in its discretion may determine the consideration to which Investors are entitled as if Investors had made any of such elections. The provisions of this Section 9.4 shall apply mutatis mutandis to the issuance of Common Shares pursuant to Article VI.

         Section 9.5.        Indemnification.

                    (a) Owner agrees to indemnify and hold harmless, on an after tax basis, Investors and their directors, officers, employees, agents, partners, shareholders and affiliates from and against any and all claims, damages, losses, liabilities, penalties and expenses (including without limitation reasonable fees and disbursements of counsel) that may be incurred by or asserted against any such person, in each case arising out of or in connection with or by reason of any breach of any representation, warranty, covenant or agreement of Owner contained in this Agreement or any failure of Harken Colombia to take any actions specified to be taken by it under, or to otherwise act in accordance with the provisions of, this Agreement. The obligations of Owner under this Section 9.5(a) shall survive the termination of this Agreement.

                    (b) Each Investor severally agrees to indemnify and hold harmless Owner and Harken Colombia and their respective directors, officers, employees, agents, partners, shareholders and Affiliates from and against any and all claims, damages, losses, liabilities, penalties and expenses (including without limitation reasonable fees and disbursements of counsel) that may be incurred by or asserted against any such person, in each case arising out of or in connection with or by reason of any breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement. The obligations of Investors under this Section 9.5(b) shall survive the termination of this Agreement.

         Section 9.6. Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties and exercise reasonable efforts to (a) agree upon the text of a joint public announcement or statement to be made by all the parties or (b) obtain approval of the other parties to the text of a public announcement or statement to be made solely by Owner or Investors, as the case may be. Nothing contained in this Section shall be construed to require any party to obtain approval of the other parties to disclose information with respect to any disclosure (a) required by applicable Law or by any applicable rules, regulations or orders of any Governmental Authority having jurisdiction or (b) necessary to comply with disclosure requirements of any applicable stock exchange.

         Section 9.7. Brokers. Without limiting the parties' respective representations in Sections 7.5 and 8.2, each party agrees to indemnify and hold the others harmless from and against any claim for a brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying party.

         Section 9.8. Notices. All notices, requests, demands, consents and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, or sent by a nationally recognized overnight delivery service or by telecopy or similar facsimile transmission, or mailed by prepaid registered or certified mail, return receipt requested, to the other parties at the respective address set forth below (or to such other address as a party shall designate for itself by written notice given or made in accordance herewith):

         (a)        if to Owner, at:

                        Harken Energy Corporation
                        MacArthur Center II
                        5605 N. MacArthur Blvd., Suite 400
                        Irving, Texas 75038
                        Telephone: (972)753-6900
                        Telecopy: (972) 753-6963
                        Attention:  Mr. Bruce N. Huff, Senior Vice President and
                                    Mr. Larry E. Cummings, Vice President and
                                            General Counsel

         (b)        if to Investors, at:

                        c/o EnCap Investments L.C.
                        1100 Louisiana Street
                        Suite 3150
                        Houston, Texas 77002
                        Telecopy: (713) 659-6130
                        Attention: Gary R. Petersen, Managing Director

                    with a copy to:

                        Michael K. Pierce
                        Thompson & Knight, P.C.
                        1700 Texas Commerce Tower
                        600 Travis
                        Houston, Texas 77002
                        Telecopy: (713) 217-2828

         Any such notice, request, demand, consent or other communication shall be deemed delivered and given or made on the third Business Day after the date of mailing, if mailed by registered or certified mail, or on the first Business Day after the date of transmittal, if sent by overnight delivery service or by telecopy or similar facsimile transmission (provided such telecopy or transmission is followed promptly by the mailing of the original of such notice), or on the date of delivery, if delivered personally.

         Section 9.9. Waivers and Amendments. This Agreement may be amended or supplemented only by a written instrument signed by the parties hereto. The terms of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 9.10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws.

         Section 9.11. Binding Effect; No Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Unless otherwise expressly provided herein, no rights or obligations under this

Agreement are assignable. Except as expressly provided in Sections 3.17, 9.3 and 9.5, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and permitted assigns.

         Section 9.12. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

         Section 9.13. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be invalid, illegal, or unenforceable for any reason whatsoever, such invalidity, illegality, or unenforceability shall not affect the validity, legality and enforceability of the remainder of this Agreement.

         Section 9.14. United States Dollars. All references in this Agreement to dollar amounts are to United States dollars.

         Section 9.15. Survival of Representations and Warranties. The representations and warranties of the parties made herein shall survive the execution and delivery of this Agreement.

         Section 9.16. Rights as Stockholder. No adjustment shall be made for dividends on any Common Shares issued upon an Exchange. An Investor shall have none of the rights of a stockholder of Owner until Common Shares are actually issued to it.

         Section 9.17. Counterparts. This Agreement may be executed in one or more counterparts (and separately by each party hereto), each of which shall be an original and all of which shall constitute but one and the same document.

         Section 9.18. Arbitration. Owner and Investors agree to submit to final and binding arbitration any and all disputes, claims, and/or disagreements concerning the interpretation or application of this Agreement or the Registration Rights Agreement. Any dispute, claim, and/or disagreement subject to arbitration pursuant to the terms of this Section shall be resolved by arbitration in Dallas, Texas by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor organization (the "Association") then in effect. Within 10 days of the initiation of an arbitration hereunder, Owner will designate one arbitrator and Investors will designate one arbitrator, in accordance with the Association's rules. The appointed arbitrators will appoint a neutral arbitrator in the manner prescribed in the Association's rules. Owner and Investors agree that the decision of the three arbitrators selected hereunder will be final and binding on all parties. A judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

         Section 9.19. Consent to Jurisdiction. Subject to the provisions of
Section 9.18, Owner and Investors agree that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or the Registration Rights Agreement may be commenced in the Court of the State of Texas for Dallas County, or in the United States District Court for the Northern District of Texas, and Owner and Investors consent and submit in advance to such jurisdiction and agree that venue will be proper in such courts on any such matter. Owner and Investors each hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to it. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement or the Registration Rights Agreement to enforce the same, in any appropriate jurisdiction.

         Section 9.20. Guaranty of Owner. Owner agrees to cause Harken Colombia to take the actions specified to be taken by Harken Colombia under, and to cause Harken Colombia to otherwise act in accordance with the provisions of, this Agreement. Furthermore, Owner hereby irrevocably, absolutely and unconditionally guarantees, as principal and not as surety (this being a guarantee of payment and not of collection), to and for the benefit of Investors, prompt and complete payment and performance by Harken Colombia of any and all obligations of or actions specified to be taken by Harken Colombia under or arising out of or in connection with this Agreement, including any liabilities arising from a failure by Harken Colombia to take any actions specified to be taken by it under this Agreement (the "Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) which may be paid or incurred by Investors in collecting any or all of the Obligations and/or enforcing their rights under this Agreement. The obligations of Owner hereunder shall not be (i) subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any set-off, counterclaim or recoupment whatsoever, or (ii) conditioned or contingent upon the pursuit by Investors or any other person at any time of any right or remedy against Harken Colombia or any other person which may become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of set-off with respect thereto. Owner shall not exercise any rights it may acquire by way of subrogation under this Section, whether acquired by any payment made hereunder, by any set-off or application of funds of Owner by Investors or otherwise, until (i) the payment in full of the Obligations and (ii) the payment of all other expenses to be paid by Owner pursuant hereto.

         Section 9.21. Further Assurances. At any closing of any Exchange pursuant to Article IV or V, Investors shall execute and deliver to Owner such acknowledgments of receipt of the Common Shares or cash delivered to Investors at such closing as may be reasonably requested by Owner to carry out the intent and purposes of this Agreement.

         Section 9.22. No Partnership. The parties hereto do not intend by entering into this Agreement to form a partnership, joint venture or similar arrangement for tax purposes or otherwise and shall not take any action inconsistent with the foregoing statement of intent.

         Section 9.23. Expenses. All out-of-pocket fees and expenses (including legal fees and expenses) incurred by Investors in connection with the negotiation, preparation and execution of this Agreement and the Registration Rights Agreement shall be paid or reimbursed to Investors by Owner promptly upon the submission to Owner of reasonably itemized statements therefor; provided, however, that Owner shall not be required to pay (whether directly or by reimbursement) pursuant to this Section 9.23 more than $10,000 in the aggregate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers hereunto duly authorized as of the date first above written.


                                HARKEN ENERGY CORPORATION

                                By:      /s/ Larry E. Cummings
                                         ------------------------------
                                         Name: Larry E. Cummings
                                         Title: Vice President and Secretary


                                ENCAP ENERGY CAPITAL FUND III, L.P.

                                By:      EnCap Investments L.C., General Partner

                                By:      /s/ Gary R. Petersen
                                         ------------------------------
                                         Name: Gary R. Petersen
                                         Title: Managing Director


                                ENCAP ENERGY CAPITAL FUND III-B, L.P.

                                By:      EnCap Investments L.C., General Partner

                                By:      /s/ Gary R. Petersen
                                         ------------------------------
                                         Name: Gary R. Petersen
                                         Title: Managing Director


                                BOCP ENERGY PARTNERS, L.P.

                                By:      EnCap Investments L.C., Manager

                                By:      /s/ Gary R. Petersen
                                         ------------------------------
                                         Name: Gary R. Petersen
                                         Title: Managing Director

                                ENERGY CAPITAL INVESTMENT COMPANY
                                    PLC

                                By:      /s/ Gary R. Petersen
                                         ------------------------------
                                         Name: Gary R. Petersen
                                         Title: Director

                                    ANNEX I

                                                                       Designated                    Advance
Investor                                                               Percentage                  Commitment
--------                                                               ----------                  ----------
EnCap Energy Capital Fund III, L.P............................                0.7500%        $    3,750,000.00
EnCap Energy Capital Fund III-B, L.P..........................                2.1765%        $   10,882,225.00
BOCP Energy Partners, L.P.....................................                1.5538%        $    7,769,275.00
Energy Capital Investment Company PLC.........................                0.5197%        $    2,598,500.00
                                                                   -----------------          ----------------
         Totals...............................................                5.0000%        $   25,000,000.00
                                                                   =================         =================